Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Cadeler A/S of our report dated April 14, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Eneti Inc.'s Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers audit
Neuilly-sur-Seine, France
October 31, 2023